Exhibit 10.5

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

LICENSING AGREEMENT

This Agreement is made as of the 12 day of February, 2014.

AMONG:

POLARCHEM ASSOCIATED LIMITED (registered in England under No. 2304866) and POLARCHEM INTERNATIONAL LIMITED (registered in England under No. 07287705)

both of 13 Dovedale Gardens, 465 Battersea Park Road, London SW11 4LR, England

(collectively, Polarchem)

AND:

AMERICA GREENER TECHNOLOGIES CORPORATION
an Arizona company incorporated on February 14, 2012 and having an address of 254 South Mulberry Street, Suite 113 Mesa, Arizona 85202

(“AGT”)

ULF TORE WALDEN, DAVID H. IDWAL JONES, and
GEORGES BERBERAT

(“Polarchem Associates”)

WHEREAS:

A.	Polarchem is owned and controlled by Ulf Tore Walden 58%, David Idwal Jones 29%, Georges Berberat 10% and the Dutoit-Günesin Family 3%.
B.	Polarchem owns and has the right to license certain trademarks, service marks, copyrights, trade secrets and trade names including the name “Polarchem” (the “Licensed Marks”) and has developed and owns systems and trade secrets for the manufacture of certain products (the “Products”) and the supply of certain services (the “Services”) in the field of combustion efficiency more particularly set forth in Schedule A.
C.	Polarchem has agreed to license to AGT the sole and exclusive right to use the Licensed Marks, to manufacture and sell the Products and to provide the Services in the Territory (as defined herein).
D.	AGT is a wholly-owned subsidiary of America Greener Technologies Incorporated, a corporation organized under the laws of British Columbia (“AGT Canada”) and all of AGT Canada’s business and operations are conducted by AGT.
E.	Polarchem and AGT Canada were parties to that certain General Agreement and Contract dated November 11, 2011 (the “Original Agreement”).
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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

F.	The parties desire to amend and restate the Original Agreement with this Agreement.
G.	The Polarchem Associates have agreed to jointly and severally guarantee the obligations of Polarchem hereunder.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual agreements herein set forth, the parties agree each with the other as follows:

1.	GRANT OF LICENCE

Polarchem grants and conveys to AGT, subject to the terms and conditions of this Agreement, the sole and exclusive right and licence to use the Licensed Marks, to manufacture the Products and supply the Services within the Territory (the “Licensed Business”).

2.	TERRITORY

AGT has the exclusive right and licence to operate the Licensed Business in all of the United States of America, Canada and Mexico and such other territory or territories it may be agreed to among the parties from time to time (the “Territory”).

3.	TERM

The rights granted by Polarchem to AGT will be for a term of thirty (30) years (the “Term”).

4.	NON-CIRCUMVENTION

Polarchem agrees not to circumvent, in any fashion, AGT’s exclusive and protected marketing Territory as specified above. Circumvention shall include the direct or indirect actions of Polarchem, and any other business entity or associate entity through which Polarchem may act including any other licensee of Polarchem. Polarchem will refer all customers within the Territory or with operations within the Territory to AGT.

5.	MANUFACTURING

If AGT manufactures or mixes Polarchem products in its Territory or elsewhere, Polarchem shall provide its complete and total co-operation and expertise to ensure that AGT can successfully complete its manufacturing facilities. Prior to AGT manufacturing separately from Polarchem or Polarchem’s suppliers, the price for Product supplied to AGT from Polarchem will be set at Polarchem’s agreed discounted price of *** per litre ex-works Mumbai, India.

Any advancements, modifications or improvements to the Polarchem technology in the Territory shall be jointly owned by AGT and Polarchem. Any advancements in technology made by Polarchem will be immediately communicated to AGT and AGT will have the benefit of such improvement without further cost or obligation to Polarchem. AGT and Polarchem shall use their best efforts to continually improve the technology.

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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

Notwithstanding that AGT is licensed to carry on the Licensed Business only in the Territory, AGT may opt to manufacture the Products anywhere in the world.

6.	TRAINING

Polarchem will provide AGT with the formulas, training and technical expertise required to manufacture the Products. Polarchem shall also cause technical English speaking experts to provide ongoing training in the United States of America and India to ensure that representatives of AGT have the technical expertise operate the Licensed Business and independently manufacture the Products and provide the Services. All such formulas, training and technical expertise may be referred to herein as “Know How”.

7.	CONSIDERATION

Polarchem acknowledges its prior receipt of an aggregate of 2,000,000 shares of AGT Canada issued to designees of Polarchem under the terms of the Original Agreement, and its understanding that it will receive a like number of shares of common stock of AGT upon the consummation of a pending share exchange agreement between the shareholders of AGT Canada and AGT (the “AGT Exchange Shares”). The shares of AGT Canada issued under the terms of the Original Agreement, which will be replaced by the AGT Exchange Shares, will not be released and will be held in trust until AGT is in receipt of the Know How and has the ability to independently manufacture the Products and provide the Services.

8.	RIGHT OF FIRST REFUSAL

Polarchem grants to AGT a right of first refusal to acquire all of the assets and undertaking of Polarchem. If Polarchem receives an offer for all or any part of its business, anywhere in the world, Polarchem will deliver such offer to AGT and AGT will have 120 days to acquire all or a part of the Polarchem business as specified in such offer and on the same terms and conditions as contained in the offer.

AGT will also have a first right to purchase all or some of Polarchem’s protected customer accounts by the issuing of AGT public company stock and/or cash as full payment for each applicable customer account and to the extent that AGT purchases such accounts, the scope of AGT’s Territory will be increased to cover such areas as may be required to service such accounts.

Polarchem may in the future develop, manufacture, supply or otherwise engage to do trade with products of a different nature, i.e. not related to combustion efficiency. In such cases, Polarchem will offer the right of first refusal to AGT for said products in its Territory unless it conflicts with existing agreements.

AGT will have a right of first refusal for the exclusive license to provide the Products and Services in China.

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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

9.	VALIDITY OF AGREEMENT

This Agreement shall replace the Original Agreement which such Original Agreement will be of no further force or effect.

10.	PRICING
(a)	Polarchem will supply AGT with Products at PC specially agreed discounted price, which has been determined to be *** ex works Mumbai per litre.
(b)	AGT shall have the exclusive right to determine its selling prices of the Products in the Territory, though each party agrees to keep the other informed of changes in its prices made from time to time in their respective global territories.
(c)	Polarchem shall not vary its prices charged under this Agreement except on at least 90 days prior notice in writing to AGT and Polarchem may only increase its price to AGT to the extent that Polarchem’s cost of production rises. In such event, Polarchem will provide AGT with satisfactory evidence of its increased cost of production and the increase in price to AGT will be proportional to the increased cost of production.
11.	DUTIES OF AGT
(a)	AGT shall use commercially reasonable efforts to sell, advertise and otherwise promote the sale of the Products and Services throughout the Territory and shall maintain a suitable sales/service organization with a technical staff having sufficient knowledge of the Products and Services to ensure technical assistance and after-sales service.
(b)	AGT shall be responsible for servicing of the Products within the Territory and for providing training to its customers in the use of the Products.
(c)	AGT shall maintain a stock of the Products, the minimum quantities of which may be established from time to time by AGT in accordance with the territory requirements.
(d)	Unless agreed upon by AGT and Polarchem in writing, AGT shall not during the Term of this Agreement sell or manufacture any product which is competitive with the Products.
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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

(e)	AGT shall forward to Polarchem any enquiries for the Products or Services received from outside the Territory.
(f)	AGT shall not seek customers nor maintain any distribution facilities for the Products outside the Territory unless authorized by Polarchem to do so.
(g)	AGT and Polarchem will negotiate in good faith to cooperate in the marketing and sale of Products and Services for use on board ships including such ships designated as Navy, any vessel owned and operated by the Government or sailing under a national flag of any country comprising part of the Territory.
12.	DUTIES OF POLARCHEM

While this Agreement remains in force, Polarchem will:

(a)	sell to AGT all the Products and Services ordered by AGT and fill with all practical dispatch orders for Products and Services placed by AGT;
(b)	not sell the Products and Services to any person or entity in the Territory other than AGT;
(c)	from time to time make available marketing support materials including texts for sales literature, promotional aids and press releases to AGT and will also provide texts for initial sales literature in English and AGT will, at its own expense, translate, reproduce and distribute the literature, aids and releases as it considers necessary for use in the Territory;
(d)	furnish to AGT, upon request and at no charge, such drawings, manuals, spare parts lists, servicing documentation, test programs with documentation, shipping and packaging specifications and instructions and any other documents in such quantities and form as are normally furnished by Polarchem to its product distributors;
(e)	provide sufficient product support documentation to enable AGT to provide maintenance and service for purchasers of the Products;
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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

(f)	furnish to AGT, upon request, maintenance and engineering support for the Products and Services, including demonstrations, proposals, tenders and after-sales customer support and consultation services (including systems configuration, installation, technical assistance and project management services), and will invoice AGT for such services at an agreed daily rate at either the end of each work package or calendar month, as agreed upon by the parties; and
(g)	Polarchem will forward to AGT all enquiries received from AGT’s Territory.
13.	PRODUCT CHANGES

Polarchem reserves the right, without prior approval from or notice to AGT, to make changes to the Products and Services:

(a)	which do not affect physical or functional interchangeability or performance at a higher level of assembly;
(b)	when required for safety purposes; or
(c)	to meet present or future product specifications of Polarchem.
14.	STANDARD CONDITIONS OF SALE

In purchasing the Products from Polarchem, AGT shall be bound by Polarchem’s standard conditions of sale in force from time to time and AGT shall not make or give any promises, representations, warranties or guarantees with reference to the Products except such as are consistent with this Agreement or as expressly authorized by Polarchem in writing. In the event of any conflict or ambiguity arising out of a comparison of this Agreement and Polarchem’s standard conditions of sale, the provisions of this Agreement shall prevail.

15.	CONFIDENTIALITY

AGT and PC shall not at any time during the continuance of this Agreement or following its termination disclose to any other person, firm or company except as required by law any confidential information in relation to the affairs or business or method of carrying on business of the other which comes into its possession as a result of this Agreement so long as such information as a whole or any part thereof remains secret and is not published or made available to AGT or Polarchem from sources entitled to make such disclosure. For the purposes of this paragraph, information includes but is not limited to technical drawings, designs, software, engineering reports, studies, manuals and printed materials.

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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

AGT will require its present and future employees, sub-contractors, agents and other commercial partners to sign confidentiality and non-disclosure agreements to treat all information disclosed by or on behalf of Polarchem as commercially confidential, such agreements to be in a form acceptable to Polarchem.

All drawings, manuals, documentation and printed materials provided to AGT by Polarchem may be reproduced by AGT, provided that such reproduction is made solely for the internal use of employees of AGT or by AGT’s customers as may be necessary.

16.	INDEMNIFICATION

Polarchem and the Polarchem Associates shall indemnify and hold AGT harmless from any claims, demands, liabilities or expenses, including reasonable attorneys’ fees, directly resulting from any defect with respect to the Products and Services, the negligence or wilful misconduct of Polarchem or its directors, officers, employees, agents or sub-contractors.

AGT shall indemnify, defend and hold Polarchem and the Polarchem Associates harmless from any claims, demands, liabilities or expenses, including reasonable attorneys’ fees incurred by Polarchem or the Polarchem Associates as a result of any claim or proceeding against Polarchem or the Polarchem Associates arising out of or based upon the use of the Products or Services supplied by AGT or arising from the negligence or wilful misconduct of AGT or its directors, officers, employees, agents or sub-contractors.

17.	TERMINATION FOR DEFAULT

Either party shall be entitled to terminate this Agreement by notice in writing to the other in the event that such other shall:

(a)	commit or allow to be committed any material breach of this Agreement PROVIDED THAT in the case of a breach capable of being remedied, if the party in default shall remedy such breach within 60 days after receipt of the written notice of termination, such notice shall be deemed to be void and of no effect;
(b)	commit an act of bankruptcy or enter into liquidation whether compulsory or voluntary (other than voluntary liquidation for the purpose of amalgamation or reorganization);
(c)	have a receiver appointed of all or any part of its assets or undertaking.
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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

18.	TERMINATION

If at any given time one of the parties wished to voluntarily terminate this Agreement, it may do so only with the full and absolute agreement in writing of all parties, which agreement may be arbitrarily withheld.

19.	FURTHER RIGHT OF FIRST REFUSAL

The parties agree that if any present shareholder of Polarchem or his legal heirs or successors desires to sell any interest in Polarchem or if Polarchem undertakes any sale of assets, reorganization or restructuring of its business, which would result in a change of control of Polarchem then AGT shall have a right of first refusal to purchase such securities, assets, or business as applicable, in whole or in part, on the same terms that the seller thereof would have received from an independent third party.

20.	UNENFORCEABLE PROVISIONS

The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality or validity of the remainder of the Agreement.

21.	MODIFICATION

No modification or amendment of this Agreement shall be binding unless in writing signed by all parties.

22.	NON-ASSIGNABILITY

This Agreement shall not be assignable either in whole or in part by any party without prior written consent of the other party.

23.	WAIVERS

The failure on the part of any party to exercise or enforce any right conferred upon it by this Agreement shall not be deemed to be a waiver of any such right to operate so as to bar the exercise of enforcement thereof at any time or times thereafter.

24.	NOTICES

Any notice or other document to be given hereunder shall be given by one party to the other by sending the same by air mail post or commercial registered mail to the appropriate business address given above or to such other address as any party may communicate to the other parties from time to time.

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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

25.	GOVERNING LAW AND ARBITRATION

This Agreement shall be governed by and construed and interpreted in accordance with the laws of Arizona and any dispute arising shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules but the parties agree that Arizona shall have exclusive jurisdiction to entertain and determine all disputes, claims and arbitration whether for specific performance, injunction, declaration or otherwise howsoever both at law and in equity, arising out of or in any way connected with the construction, breach, alleged, threatened or anticipated breach of this Agreement and the parties agree to such jurisdiction to hear and determine all questions as to the validity, existence or enforceability thereof.

26.	ENTIRE AGREEMENT

Save for any supplementary agreements, this Agreement embodies the entire understanding between the parties on the subject matter and all or any prior agreements relating thereto are hereby cancelled. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

27.	COMPETITION BY EXISTING MANUFACTURERS

Polarchem agrees to secure, within 60 days of signing this Agreement, formal letters from KUBO and Majestic Polymers Limited confirming that they will not compete with AGT or sell or manufacture the Products in Territory or provide the Services within the Territory and Polarchem confirms that no other manufacturers associated with Polarchem exist that AGT would require protection from.

28.	COUNTERPARTS

This Agreement may be executed in counterparts and the counterparts together shall constitute one and the same instrument, and any facsimile or scanned and emailed signature shall be taken as an original.

29.	JOINT AND SEVERAL

The obligations of the entities comprising Polarchem and the obligations of the Polarchem Associates hereunder are both joint and several.

AS WITNESS the hands of the duly authorized representatives of the parties the day and year first above written.

POLARCHEM ASSOCIATED LIMITED by its authorized signatory(ies): /s/ David H. Idwal Jones
AMERICA GREENER TECHNOLOGIES CORPORATION by its authorized signatory(ies): /s/ Michael Boyko 2/12/2014

Michael Boyko, President & CEO

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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

SIGNED, SEALED AND DELIVERED by ULF TORE WALDEN in the presence of:

/s/ Jacques Chomick
Signature

Chomick, Jacques
Name

______________________________________________________
Address
______________________________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Ulf Tore Walden ULF TORE WALDEN

SIGNED, SEALED AND DELIVERED by DAVID H. IDWAL JONES in the presence of:

/s/ R. Griffiths
Signature

R. Griffiths
Name
______________________________________________________
Address

______________________________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ David H. Idwal Jones DAVID H. IDWAL JONES
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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

SIGNED, SEALED AND DELIVERED by GEORGES BERBERAT in the presence of:

/s/ Yves Gut
Signature

Yves Gut
Name

______________________________________________________
Address

______________________________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Georges Berberat GEORGES BERBERAT
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The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

SCHEDULE A

PRODUCTS AND SERVICES

The products covered by this Agreement are chemical compositions for combustion efficiency currently marketed by POLARCHEM under the trademark

“POLARCHEM”.

Further products will be included in the above definition by agreement in writing between the parties.

The services covered by this Agreement include:

As outlined in the body of this Agreement under section 12 Duties of Polarchem

End of Document.

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